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Variable Annuity Endorsement

This Endorsement amends the Flexible Premium Individual Deferred Retirement Annuity Contract (Contract) to which it is attached.

Age

The Age and Sex provision on page 13 of the base contract has been revised to delete any references to sex.

These tables replace tables found on pages 17 and 18 of the base contract.

                               Annuity Tables

                                   UNISEX

Annuitant's                            Annuitant's
Attained Age    Guaranteed Period      Attained Age   Guaranteed   Period
Nearest               120      240     Nearest              120       240
Birthday      None   Months   Months   Birthday     None   Months   Months

40            $4.01  $4.00    $3.98    66           $5.85  $5.70     $5.27
41             4.04   4.04     4.01    67            5.99   5.83      5.34
42             4.08   4.07     4.04    68            6.15   5.96      5.41
43             4.12   4.11     4.07    69            6.32   6.09      5.47
44             4.15   4.14     4.11    70            6.49   6.24      5.53
45             4.20   4.18     4.14    71            6.68   6.39      5.59
46             4.24   4.23     4.18    72            6.89   6.54      5.64
47             4.28   4.27     4.22    73            7.11   6.71      5.70
48             4.33   4.31     4.26    74            7.35   6.88      5.74
49             4.38   4.36     4.30    75            7.61   7.05      5.79
50             4.43   4.41     4.35    76            7.89   7.23      5.83
51             4.49   4.47     4.39    77            8.19   7.42      5.86
52             4.55   4.52     4.44    78            8.52   7.61      5.89
53             4.61   4.58     4.49    79            8.88   7.80      5.92
54             4.68   4.64     4.54    80            9.26   7.99      5.94
55             4.74   4.71     4.59    81            9.67   8.18      5.96
56             4.82   4.78     4.65    82           10.12   8.36      5.97
57             4.89   4.85     4.70    83           10.61   8.55      5.99
58             4.98   4.92     4.76    84           11.13   8.72      6.00
59             5.06   5.00     4.82    85           11.70   8.88      6.00
60             5.15   5.09     4.88    86           12.31   9.04      6.01
61             5.25   5.18     4.95    87           12.98   9.18      6.01
62             5.36   5.27     5.01    88           13.69   9.31      6.02
63             5.47   5.37     5.08    89           14.45   9.43      6.02
64             5.59   5.48     5.14    90           15.26   9.54      6.02
65             5.71   5.59     5.21



RELIASTAR [logo]

ReliaStar Life Insurance Company of New York
1000 Woodbury Road, Suite 102
P.O. Box 9004
Woodbury, New York 11797


Executed at our Home Office
------------------------------------
James R. Gelder            President
------------------------------------
/s/ James R. Gelder
------------------------------------
Susan M. Bergen            Secretary
------------------------------------
/s/ Susan M. Bergen

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Joint and Survivor - Initial Monthly Annuity Payment Per $1,000 Applied
             Annuitant's Attained Ages Nearest Birthday

                        Unisex Age
Unisex Age   50     55     60     65     70     75     80     85     90
50          $4.10  $4.19  $4.27  $4.34  $4.40  $4.44  $4.47  $4.49  $4.50
55           4.19   4.32   4.44   4.55   4.64   4.71   4.76   4.79   4.82
60           4.27   4.44   4.62   4.78   4.93   5.04   5.13   5.19   5.23
65           4.34   4.55   4.78   5.02   5.24   5.44   5.60   5.71   5.78
70           4.40   4.64   4.93   5.24   5.58   5.89   6.16   6.37   6.51
75           4.44   4.71   5.04   5.44   5.89   6.37   6.82   7.19   7.47
80           4.47   4.76   5.13   5.60   6.16   6.82   7.51   8.15   8.67
85           4.49   4.79   5.19   5.71   6.37   7.19   8.15   9.16  10.07
90           4.50   4.82   5.23   5.78   6.51   7.47   8.67  10.07  11.51

The above tables are based on the 1983 Individual Annuity Mortality Table, set back 3 years, with interest at 4%. Annuity payments for age(s) not shown above are available upon request.

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